Exhibit 10.66

FORM OF COMMON STOCK PURCHASE WARRANT

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

THIS WARRANT DOES NOT REQUIRE PHYSICAL SURRENDER OF THE WARRANT IN THE EVENT OF A PARTIAL EXERCISE. AS A RESULT, FOLLOWING ANY EXERCISE OF ANY PORTION OF THIS WARRANT, THE NUMBER OF SHARES OF COMMON STOCK FOR WHICH THIS WARRANT MAY BE EXERCISED MAY BE LESS THAN THE NUMBER OF SHARES SET FORTH BELOW.

Issuance Date: January __, 2007

Warrant No. 07-01

COMMON STOCK PURCHASE WARRANT

To Purchase                      Shares of Common Stock of AVATECH SOLUTIONS, INC.

THIS IS TO CERTIFY THAT Sigma Opportunity Fund, LLC, or registered assigns (the “Holder”), is entitled, during the Exercise Period (as hereinafter defined), to purchase from Avatech Solutions, Inc., a Delaware corporation (the “Company”), the Warrant Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a per share price equal to the Current Warrant Price, all on and subject to the terms and conditions hereinafter set forth.

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder of Warrants, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Appraised Value” means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange Act) as of the last day of the most recent fiscal month ending prior to such date specified, based on the value of the Company on a fully-diluted basis, as determined by a nationally recognized investment banking firm selected by the Company’s Board of Directors and having no prior relationship with the Company.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

“Change of Control” means the (i) acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than one-half of the voting rights or equity interests in the Company; or (ii) sale, conveyance, or other disposition of all or substantially all of the assets, property or business of the Company or the merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or effectuation of any transaction or series of related transactions where holders of the Company’s voting securities prior to such transaction or series of transactions fail to continue to hold at least 50% of the voting power of the Company (or, if other than the Company, the successor or acquiring entity) immediately following such transaction.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“Common Stock” means (except where the context otherwise indicates) the Common Stock, $0.01 par value per share, of the Company, and any capital stock into which such Common Stock may thereafter be changed or converted, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets on liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.5.

“Common Stock Purchase Agreement” means that certain Common Stock and Warrant Purchase Agreement dated as of January         , 2007 among the Company and the other parties named therein, pursuant to which this Warrant was originally issued.

“Current Market Price” means, in respect of any share of Common Stock on any date herein specified,

(1) if there shall not then be a public market for the Common Stock, the higher of

(a) the book value per share of Common Stock at such date, and

(b) the Appraised Value per share of Common Stock at such date,

or

(2) if there shall then be a public market for the Common Stock, the average of the daily market prices for the five (5) consecutive Trading Days immediately before such date. The daily market price for each such Trading Day shall be (i) the closing bid price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing bid price on such day as officially quoted on any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the holder of this Warrant and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by holder of this Warrant and one of which shall be selected by the Company.

“Current Warrant Price” means, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date. Unless and until the Current Warrant Price is adjusted pursuant to the terms herein, the initial Current Warrant Price shall be $1.5205 per share of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Exercise Period” means the period during which this Warrant is exercisable pursuant to Section 2.1.

“Expiration Date” means the fourth (4th) anniversary of the date of issuance hereof.

“GAAP” means generally accepted accounting principles in the United States of America as from time to time in effect.

“NASD” means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

“Other Property” has the meaning set forth in Section 4.5.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Restricted Common Stock” means shares of Common Stock which are, or which upon their issuance upon the exercise of any Warrant would be required to be, evidenced by a certificate bearing the restrictive legend set forth in Section 3.2.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Trading Day” means any day on which the primary market on which shares of Common Stock are listed is open for trading.

“Transfer” means any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

“Warrants” means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

“Warrant Price” means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price.

“Warrant Stock” means the 591,911 shares of Common Stock to be purchased upon the exercise hereof, subject to adjustment as provided herein.

2. Exercise of Warrant.

2.1. Manner of Exercise. From and after the date of issuance hereof and until 5:00 P.M., New York time, on the Expiration Date (the “Exercise Period”), the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Warrant Stock purchasable hereunder.

In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal office or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Warrant Stock to be purchased, (ii) payment of the Warrant Price as provided herein, and (iii) upon exercise of this Warrant in full, this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by the Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within three Business Days thereafter, electronically transmit the Common Stock issuable upon exercise hereof to the Holder, by crediting the account of the Holder’s prime broker with Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system using the Fast Automated Securities Transfer (“FAST”) program. The parties agree to coordinate with DTC to accomplish this objective. In lieu of such electronic delivery through DWAC, the Company shall, to the extent requested by the Holder or required by law, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Warrant Stock issuable upon exercise hereof. The time periods for delivery of physical certificates evidencing the Warrant Shares are the same as those described above. Any stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder or such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date when the notice to exercise is received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, if not effected using book entry as described below, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

Payment of the Warrant Price may be made at the option of the Holder by: (i) certified or official bank check payable to the order of the Company, (ii) wire transfer to the account of the Company or (iii) the surrender and cancellation of a portion of shares of Common Stock then held by the Holder or issuable upon such exercise of this Warrant, which shall be valued and credited toward the total Warrant Price due the Company for the exercise of the Warrant based upon the Current Market Price of the Common Stock. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued and, upon payment of the Warrant Price, shall be fully paid and nonassessable and not subject to any preemptive rights.

Book-Entry. Notwithstanding anything to the contrary set forth herein, upon exercise of any portion of this Warrant in accordance with the terms hereof, the warrantholder shall not be required to physically surrender this Warrant to the Company unless such holder is purchasing the full amount of Warrant Shares represented by this Warrant. The warrantholder and the Company shall maintain records showing the number of Warrant Shares so purchased hereunder and the dates of such purchases or shall use such other method, reasonably satisfactory to the warrantholder and the Company, so as not to require physical surrender of this Warrant upon each such exercise. In connection therewith a form of ledger to maintain a record of such transactions is attached hereto. The warrantholder and any assignee, by acceptance of this Warrant or a new Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of any portion of this Warrant, the number of Warrant Shares which may be purchased upon exercise of this Warrant may be less than the number of Warrant Shares set forth on the face hereof.

2.2. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay an amount in cash equal to the Current Market Price per share of Common Stock on the date of exercise multiplied by such fraction.

2.3. Continued Validity. A Holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a Holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as the Holder under Sections 10 and 13 of this Warrant.

2.4. Restrictions on Exercise Amount. In the event the Company is prohibited from issuing shares of Warrant Stock as a result of any restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization, the Company shall as soon as practicable seek the approval of its stockholders and take such other action to authorize the issuance of the full number of shares of Common Stock issuable upon full exercise of this Warrant but in any event the Board of Directors shall call a special meeting of the stockholders of the Company in the manner set forth in the By-laws of the Company to be held within ninety (90) days following the inception of such occurrence, which inception shall occur at such time as the Company is not able to honor the full exercise of all outstanding Warrants due to such law, rule or regulation, whether or not any such conversion or exercise is actually attempted.

3. Transfer, Division and Combination.

3.1. Transfer. The Warrants and the Warrant Stock shall be freely transferable, subject to compliance with all applicable laws, including, but not limited to the Securities Act. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant or the resale of the Warrant Stock, this Warrant or the Warrant Stock, as applicable, shall not be registered under the Securities Act, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant or the Warrant Stock as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such transfer may be made without registration under the Securities Act, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance reasonably acceptable to the Company, and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act. Transfer of this Warrant and all rights hereunder, in whole or in part, in accordance with the foregoing provisions, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Following a transfer that complies with the requirements of this Section 3.1, the Warrant may be exercised by a new Holder for the purchase of shares of Common Stock regardless of whether the Company issued or registered a new Warrant on the books of the Company. In connection with any transfer of this Warrant after the Registration Statement (as defined in the Investor Rights Agreement) is declared effective under the Securities Act, the Holder or transferee of this Warrant shall reimburse the Company for its reasonable out of pocket costs in connection with such transfer (including without limitation the reasonable attorneys fees for preparing and filing a prospectus supplement with the SEC and/or delivering an updated opinion letter to the Seller’s transfer agent).

3.2. Restrictive Legends. Each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, unless, in each case, such Warrant Stock is registered under the Securities Act or is eligible for resale without registration pursuant to Rule 144(k) under the Securities Act, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.”

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT DATED AS OF JANUARY         , 2007, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

3.3. Division and Combination; Expenses; Books. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3.1 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 3. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4. Adjustments. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Sections 5.1 and 5.2.

4.1. Stock Dividends, Subdivisions and Combinations. If at any time while this Warrant is outstanding the Company shall:

(i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock,

(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then:

(1) the number of shares of Common Stock acquirable upon exercise of this Warrant immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock that would have been acquirable under this Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination would own or be entitled to receive after such record date or the effective date of such subdivision or combination, as applicable, and

(2) the Current Warrant Price shall be adjusted to equal:

(A) the Current Warrant Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision or combination, multiplied by the number of shares of Common Stock into which this Warrant is exercisable immediately prior to the adjustment, divided by

(B) the number of shares of Common Stock into which this Warrant is exercisable immediately after such adjustment.

Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

4.2. Certain Other Distributions. If at any time while this Warrant is outstanding the Company shall cause the holders of its Common Stock to be entitled to receive any dividend or other distribution of:

(i) cash,

(ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 4.1 hereof), or

(iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever, then:

(1) the number of shares of Common Stock acquirable upon exercise of this Warrant shall be adjusted to equal the product of the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to the record date for such dividend or distribution, multiplied by a fraction (x) the numerator of which shall be the Current Warrant Price per share of Common Stock at the date of taking such record and (y) the denominator of which shall be such Current Warrant Price minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Company) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable; and

(2) the Current Warrant Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted to equal (x) the Current Warrant Price multiplied by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to the adjustment, divided by (y) the number of shares of Common Stock acquirable upon exercise of this Warrant immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

4.3. Securities Issuances. In the event that the Company or any of its subsidiaries (A) issues or sells any Common Stock or convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock (“Convertible Securities”) or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, at or to an effective Per Share Selling Price (as defined below) which is less than the greater of (I) the closing sale price per share of the Common Stock on the principal market on which the Common Stock is traded the Trading Day next preceding such issue or sale or, in the case of issuances to holders of its Common Stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options (“Fair Market Price”), or (II) the Current Warrant Price, then in each such case the Current Warrant Price in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Current Warrant Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Fair Market Price or Current Warrant Price, as the case may be, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale. The foregoing provision shall not apply to any issuances or sales of Common Stock or Convertible Securities (i) pursuant to any Convertible Securities currently outstanding on the date hereof in accordance with the terms of such Convertible Securities in effect on the date hereof, or (ii) to any officer, director or employee of the Company pursuant to a bona fide option or equity incentive plan duly adopted by the Company. The Company shall give to the Warrantholder written notice of any such sale of Common Stock within 24 hours of the closing of any such sale and shall within such 24 hour period issue a press release announcing such sale if such sale is a material event for, or otherwise material to, the Company.

For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities, and provided further that to the extent such Convertible Securities expire or terminate unconverted or unexercised, then at such time the Current Warrant Price shall be readjusted as if such portion of such Convertible Securities had not been issued.

For purposes of this Section 4.3, if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Current Warrant Price shall be used.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company. In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale of shares of Common Stock shall include the sale or issuance of Convertible Securities, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above). In case of any such security issued in a transaction in which the purchase price or the conversion, exchange or exercise price is directly or indirectly subject to adjustment or reset based on a future date, future trading prices of the Common Stock, specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or otherwise (but excluding standard stock split anti-dilution provisions or weighted-average anti-dilution provisions similar to that set forth herein, provided that any actual reduction of such price under any such security pursuant to such weighted-average anti-dilution provision shall be included and cause an adjustment hereunder), the Per Share Selling Price shall be deemed to be the lowest conversion, exchange, exercise or reset price at which such securities are converted, exchanged, exercised or reset or might have been converted, exchanged, exercised or reset, or the lowest adjustment, as the case may be, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Holder. In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

4.4. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which this Warrant is exercisable and the Current Warrant Price provided for in Section 4:

(a) When Adjustments to Be Made. The adjustments required by Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

(c) When Adjustment Not Required. If the Company undertakes a transaction contemplated under this Section 4 and as a result takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under this Section 4 and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under this Section 4, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d) Escrow of Stock. If after any property becomes distributable pursuant to Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of this Warrant exercises the Warrant during such time, then such holder shall continue to be entitled to receive any shares of Common Stock issuable upon exercise hereunder by reason of such adjustment and such shares or other property shall be held in escrow for the holder of this Warrant by the Company to be issued to holder of this Warrant upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned to the Company.

4.5. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

(a) If there shall occur a Change of Control and, pursuant to the terms of such Change of Control, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder of this Warrant shall have the right thereafter to receive, upon the exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and the Other Property receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock into which this Warrant is exercisable immediately prior to such event.

(b) In case of any such Change of Control described in Section 4.5(a) above, the resulting, successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Change of Control, shall expressly assume the due and punctual observance and performance of each and every covenant and condition contained in this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock into which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in Section 4. For purposes of Section 4, common stock of the successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4 shall similarly apply to successive Change of Control transactions.

4.6. Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 4 or any other action described in Section 4, then, unless such action will not have a materially adverse effect upon the rights of the holder of this Warrant, the number of shares of Common Stock or other stock into which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

4.7. Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

4.8. Stock Transfer Taxes. The issue of stock certificates upon exercise of this Warrant shall be made without charge to the holder for any tax in respect of such issue. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of this Warrant, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

5. Notices to Warrant Holders.

5.1. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Current Warrant Price, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Current Warrant Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the exercise of Warrants owned by such Holder.

5.2. Notice of Corporate Action. If at any time:

(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation,

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, or

(d) the Company shall cause the holders of its Common Stock to be entitled to receive (i) any dividend or other distribution of cash, (ii) any evidences of its indebtedness, or (iii) any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 4.1 hereof); or (iv) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever;

then, in any one or more of such cases, the Company shall give to the Holder (i) at least 20 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 15.2.

5.3. No Rights as Stockholder. This Warrant does not entitle the Holder to any voting or other rights as a stockholder of the Company prior to exercise and payment for the Warrant Price in accordance with the terms hereof.

6. No Impairment. The Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7. Reservation and Authorization of Common Stock; Registration With Approval of Any Governmental Authority. From and after the date of issuance hereof, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of

Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights. Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Current Warrant Price. Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued (other than as a result of a prior or contemplated distribution by the Holder of this Warrant), the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

8. Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9. Registration Rights. The resale of the Warrant Stock shall be registered in accordance with the terms and conditions contained in that certain Investor Rights Agreement dated of even date hereof, among the Holder, the Company and the other parties named therein (the “Investor Rights Agreement”). The Holder acknowledges that pursuant to the Investor Rights Agreement, the Company has the right to request that the Holder furnish information regarding such Holder and the distribution of the Warrant Stock as is required by law or the Commission to be disclosed in the Registration Statement (as such term is defined in the Investor Rights Agreement), and the Company may exclude from such registration the shares of Warrant Stock acquirable hereunder if Holder fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented prospectus included therein and/or amended Registration Statement.

10. Supplying Information. Upon any default by the Company of its obligations hereunder or under the Investor Rights Agreement, the Company shall cooperate with the Holder in supplying such information as may be reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11. Loss or Mutilation. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

12. Office of the Company. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

13. Financial and Business Information.

13.1. Quarterly Information. The Company will deliver to the Holder, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, one copy of an unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of income, retained earnings and cash flow of the Company and its subsidiaries for such quarter and, in the case of the second and third quarters, for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year. Such financial statements shall be prepared by the Company in accordance with GAAP and accompanied by the certification of the Company’s chief executive officer or chief financial officer that such financial statements present fairly the consolidated financial position, results of operations and cash flow of the Company and its subsidiaries as at the end of such quarter and for such year-to-date period, as the case may be; provided, however, that the Company shall have no obligation to deliver such quarterly information under this Section 13.1 to the extent it is publicly available; and provided further, that if such information contains material non-public information, the Company shall so notify the Holder prior to delivery thereof and the Holder shall have the right to refuse delivery of such information.

13.2. Annual Information. The Company will deliver to the Holder as soon as available and in any event within 90 days after the end of each fiscal year of the Company, one copy of an audited consolidated balance sheet of the Company and its subsidiaries as at the end of such year, and audited consolidated statements of income, retained earnings and cash flow of the Company and its subsidiaries for such year; setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by an opinion thereon of the independent certified public accountants regularly retained by the Company, or any other firm of independent certified public accountants of recognized national standing selected by the Company; provided, however, that the Company shall have no obligation to deliver such annual information under this Section 13.2 to the extent it is publicly available; and provided further, that if such information contains material non-public information, the Company shall so notify the Holder prior to delivery thereof and the Holder shall have the right to refuse delivery of such information.

13.3. Filings. The Company will file on or before the required date all regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally.

14. Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Stock, whether such liability is asserted by the Company or by creditors of the Company.

15. Miscellaneous.

15.1 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any third party costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

15.2 Notice Generally. All notices, requests, demands or other communications provided for herein shall be in writing and shall be given in the manner and to the addresses set forth in the Purchase Agreement.

15.3 Successors and Assigns. Subject to compliance with the provisions of Section 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

15.4 Amendment. This Warrant may be modified or amended or the provisions of this Warrant waived with the written consent of both the Company and the Holder.

15.5 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

15.6 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

15.7 Governing Law. This Warrant and the transactions contemplated hereby shall be deemed to be consummated in the State of New York and shall be governed by and interpreted in accordance with the local laws of the State of New York without regard to the provisions thereof relating to conflicts of laws. The Company hereby irrevocably consents to the exclusive jurisdiction of the State and Federal courts located in New York City, New York in connection with any action or proceeding arising out of or relating to this Warrant. In any such litigation the Company agrees that the service thereof may be made by certified or registered mail directed to the Company pursuant to Section 15.2.

[Signature Page Follows]

IN WITNESS WHEREOF, Avatech Solutions, Inc. has caused this Warrant to be executed by its duly authorized officer and attested by its Secretary.

Dated: January         , 2007

AVATECH SOLUTIONS, INC.

By:
Name:	Donald R. Walsh
Title:	Chief Executive Officer

Attest:

By:
Name:
Title:

EXHIBIT A

SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

Avatech Solutions, Inc.

10715 Red Run Blvd., Suite 101

Owings Mills, MD 21117

Attention: Chief Executive Officer

Facsimile No.: (410) 753-1591

This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder                      shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

_______________________________________

Name

_______________________________________

Address

_______________________________________

_______________________________________

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares.

In lieu of delivering physical certificates representing the Warrant Shares purchasable upon exercise of this Warrant, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon conversion or exercise to the undersigned, by crediting the account of the undersigned’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

To the extent the undersigned intends to sell the Warrant Shares issued to the undersigned upon exercise of this Warrant pursuant to a Registration Statement (as defined in the Registration Rights Agreement), the undersigned agrees to comply with all applicable prospectus delivery requirements under the Securities Act with respect to such sale.

Dated:	Signature:

Name (please print)

Address

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant for the purchase of shares of common stock of Avatech Solutions, Inc. hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of common stock set forth below:

(Name and Address of Assignee)

(Number of Shares of Common Stock)

and does hereby irrevocably constitute and appoint                      attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

Dated:

(Print Name and Title)

(Signature)

(Witness)

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

FORM OF SELLER’S LEGAL OPINION

Law Office of

Christopher Olander & Associates LLC

Attorney At Law	12407 Garrison Forest Road
Management Consulting	Owings Mills, Maryland 21117
410-363-3274 (office)
309-406-1207 (fax)
443-854-3040 (cell)

January 29, 2007

Sigma Opportunity Fund, LLC

800 Third Avenue, 17th Floor

New York, New York 10022

And the other purchasers named in the Purchase Agreement (hereinafter defined)

Re: Common Stock and Warrant Purchase Agreement dated as of January 29, 2007 between Avatech Solutions, Inc. and the Purchasers named therein (“Purchase Agreement”)

Ladies and Gentlemen:

We have acted as special counsel to Avatech Solutions, Inc. (the “Company”) in connection with the Purchase Agreement and the transactions contemplated therein. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement.

The documents we have examined in rendering this opinion, and upon which we have relied, include the following:

(a) Executed originals of the following documents (collectively the “Transaction Documents”):

(1)	the Purchase Agreement;

(2)	the form of Common Stock Purchase Warrant, attached to the Purchase Agreement as Exhibit B;

(3)	the Investor Rights Agreement;

(4)	the Company’s Certificate of Incorporation and By-laws (as amended);

(5)	other certificates and instruments executed by the Company in connection with the transactions contemplated by the Transaction Documents.

In rendering the opinions set forth below, we have assumed:

(a) Each of the parties to the Transaction Documents (other than the Company) has the power and authority to: (i) enter into the Transaction Documents and all other agreements or documents required to be executed by them pursuant to the Transaction Documents; and (ii) perform all of its obligations under the Transaction Documents and all other agreements or documents required to be executed by it pursuant to the Transaction Documents;

(b) All required actions and authorizations (other than on behalf of the Company) have been taken or completed; and

(c) The authenticity of all documents submitted to us as originals, the genuineness of all signatures (other than signatures on behalf of the Company), and the conformity to the originally executed documents of all documents submitted to me as photocopies.

Whenever our opinion is indicated to be based on “our knowledge” or facts “known to us,” those terms are intended to signify that, during the course of our representation of the Company, no information has come to our attention that would give us actual knowledge of the existence or absence of the indicated facts. Except for our review of the documents described above, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference of further knowledge should be drawn from our representation of the Company. In addition, as to matters of fact, we have obtained from public officials and from officers of the Company such other certificates and assurances, and have examined such company records, other documents, and questions of law, as we have considered necessary or appropriate for purposes of this opinion.

Based upon the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted.

2. The Company has the requisite corporate power and authority to enter into and perform the Transaction Documents and to issue the Shares and Warrants in accordance with the terms of the Purchase Agreement and to issue the shares of Common Stock issuable upon exercise of the Warrants (the “Underlying Shares”) in accordance with the terms of the Warrants.

3. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby, including without limitation the issuance of the Shares and Warrants in accordance with the terms of the Purchase Agreement and the issuance of the Underlying Shares in accordance with the terms of the Warrants, have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company or its Board of Directors or stockholders is required.

4. The Transaction Documents constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

5. The authorized capital stock of the Company is as stated in Section 3.20 of the Purchase Agreement. The Certificate of Incorporation or Bylaws of the Company do not contain any preemptive or similar rights binding on the Common Stock of the Company.

6. The Shares and Warrants are duly authorized, and when issued and delivered in accordance with the terms of the Transaction Documents, will be validly issued, fully paid, and nonassessable. The Underlying Shares are duly authorized, and when issued and delivered in accordance with the terms of the Transaction Documents, will be validly issued, fully paid, non-assessable and free of any preemptive or similar rights contained in the Certificate of Incorporation or Bylaws of the Company. The Company has duly and validly reserved for issuance the requisite number of Underlying Shares pursuant to the Transaction Documents.

7. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents, including without limitation the issuance of the Shares and Warrants in accordance with the terms of the Purchase Agreement and the issuance of the Underlying Shares in accordance with the terms of the Warrants, do not and will not result in a violation of the Company’s Certificate of Incorporation or Bylaws.

8. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents, including without limitation the issuance of the Shares and Warrants in accordance with the terms of the Purchase Agreement and the issuance of the Underlying Shares in accordance with the terms of the Warrants, (i) do not and will not result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree applicable to the Company, or by which any property or asset of the Company is bound or affected, and (ii) will not require the Company to obtain any approval, consent, authorization, waiver, exemption or order of, or make any filing or registration with, any court or governmental or regulatory agency or any third party in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or to issue and deliver the Underlying Shares in accordance with the terms of the Warrant or for the Purchasers to exercise their rights and remedies under any of the Transaction Documents (other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant the Investor Rights Agreement).

9. Assuming and relying upon the truth and accuracy of the representations and warranties contained in the Purchase Agreement by all the parties thereto, the offer, issuance, sale and delivery of the Shares, Warrants and Underlying Shares to the Purchasers in accordance with the terms of the Transaction Documents constitutes a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation D promulgated thereunder.

10. To our knowledge, the Common Stock is listed and authorized for trading on the OTC Bulletin Board as of the close of business on the trading day immediately preceding the date hereof, and no suspension of such listing or trading in the shares of Common Stock on the OTC Bulletin Board is in effect, or to our knowledge threatened, on the date hereof.

11. The Company does not have any active subsidiaries except as listed in the Company’s latest SEC Documents (as defined in the Purchase Agreement). The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect (as defined in the Purchase Agreement).

12. To our knowledge, there have not been any shares of the capital stock of the Company issued which are not validly issued, fully paid and non-assessable, including the Shares issued under the Transaction Documents. To our knowledge, all shares of Common Stock of the Company, including the Shares, are free of any preemptive or similar rights contained in any material agreement by which the Company is bound.

13. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents, including without limitation the issuance of the Shares and Warrants in accordance with the terms of the Purchase Agreement and the issuance of the Underlying Shares in accordance with the terms of the Warrants, do not and will not result in a violation of or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument of which we have knowledge to which the Company is a party or its property is bound (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect, as defined in the Purchase Agreement).

14. Other than as described in the SEC Documents, there is, to our knowledge, no litigation pending or threatened against the Company which, if decided adversely to the Company, would (i) have a Material Adverse Effect, as defined in the Purchase Agreement, or (ii) adversely affect the enforceability of the Transaction Documents or interfere with the consummation of the transactions described in the Transaction Documents, including without limitation the issuance of the Underlying Shares in accordance with the terms of the Warrants.

15. In the process of our review of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006 (the “Form 10-K”), and any of the other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, since the date of the filing of the Form 10-K, nothing has come to our attention that would lead us to believe that any of such reports contains any untrue statement of a material fact that is required to be stated, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, as of its filing date.

Since we are admitted to practice only in the State of Maryland, the foregoing opinions apply only insofar as Maryland law, Delaware corporate law, or federal law may be concerned, and we express no opinion as to the laws of any other jurisdiction. The opinions expressed herein concern only the effect of Maryland law, Delaware general corporation law, and federal law as currently in effect. To the extent the laws of the State of New York are relevant, we have assumed, without investigation and with your permission, that the laws of the State of New York are identical to the substantive laws of the State of Maryland, and we are expressing no opinion herein as to whether or not such assumption is reasonable or correct. We assume no obligation to supplement this opinion if any applicable law is changed after the date hereof or if we become aware after the date hereof of any facts that might change the opinions expressed herein.

This opinion does not address any consent, approval, or authorization necessary for the ongoing operation of the business of the Company.

This opinion has been furnished to you at your request, and we consider it to be a confidential communication which may not be furnished, reproduced, distributed, or disclosed to anyone other than you and your counsel, and persons who may be your successors or assigns under the Transaction Documents, without our prior written consent (unless required by applicable statute, regulations, or judicial order).

This opinion has been delivered to you solely for your benefit and that of your successors and assigns and may not be relied upon by any other person. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Very truly yours,

LAW OFFICE OF CHRISTOPHER OLANDER & ASSOCIATES, LLC

By:
Christopher Olander